Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces

Third Quarter 2016 Financial Results

COSTA MESA, CA – November 3, 2016 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) today announced financial results for the 13-week period ended September 28, 2016.

Highlights for the third quarter ended September 28, 2016, compared to the third quarter ended September 30, 2015 were as follows:

•	Total revenue increased 7.8% to $95.8 million compared to $88.9 million.
•	System-wide comparable restaurant sales grew 1.6%, including a 1.4% increase for company-operated restaurants, and a 1.8% increase for franchised restaurants.
•

Net income increased to $5.2 million, or $0.13 per diluted share, compared to $4.7 million, or $0.12 per diluted share in the prior year. Third quarter 2016 results included a $2.4 million pre-tax expense related to the impairment of the assets of two restaurants.

•	Pro forma net income(1) was $6.9 million, or $0.18 per diluted share, compared to $7.2 million, or $0.18 per diluted share.
•	Adjusted EBITDA(1) was $17.3 million compared to $16.6 million in the prior year.

(1) Pro forma net income and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP net income to each of these measures is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Steve Sather, President and Chief Executive Officer of El Pollo Loco Holdings, Inc., stated, “We continue to focus on the four pillars of our brand – great food, excellent service, a warm and inviting atmosphere, and a good price. This focus continues to strengthen our core business and has enabled us to achieve our 21st consecutive quarter of system wide comparable restaurant sales growth.”

Sather continued, “We remain on track to open 17-18 company-operated restaurants and 11-12 franchised restaurants in 2016, including approximately seven combined company and franchise restaurants in the Dallas area. Our development pipeline continues to strengthen as we seek to partner with high quality franchisees who are eager to expand our brand.”

Third Quarter 2016 Financial Results

Company-operated restaurant revenue in the third quarter of 2016 increased 8.1% to $89.7 million, compared to $83.0 million in the same period last year. The growth in company-operated restaurant revenue was largely driven by the 22 new restaurants opened during and subsequent to the third quarter of 2015.

Comparable company-operated restaurant sales in the third quarter increased 1.4%, driven by a 1.4% increase in average check and flat transaction growth.

Franchise revenue in the third quarter of 2016 increased 3.3% to $6.1 million, compared to $5.9 million in the third quarter of 2015. Franchised comparable restaurant sales increased 1.8% during the quarter. The growth in franchise revenue was largely driven by comparable restaurant sales growth and contribution from the ten new restaurants opened during and subsequent to the third quarter of 2015.

Restaurant contribution was $18.8 million or 20.9% of restaurant revenue, compared to $17.6 million, or 21.2% of restaurant revenue in the third quarter of 2015. Third quarter 2016 results included a $502 thousand gain on recovery of business interruption proceeds from business interruption insurance related to a fire in one of our restaurants late last year. The decrease in restaurant contribution margin was primarily the result of increased labor and occupancy and other operating expenses, and higher costs associated with new restaurants opened in 2015 and 2016, partially offset by an improvement in food and paper costs coupled with an increase in comparable restaurant sales.

During the third quarter of 2016, the Company recorded a $2.4 million expense related to the impairment of the assets of two restaurants, one in Arizona and the other in Texas.

Net income for the third quarter of 2016 was $5.2 million, or $0.13 per diluted share, compared to net income of $4.7 million, or $0.12 per diluted share in the third quarter of 2015. Pro forma net income was $6.9 million, or $0.18 per diluted share during the third quarter of 2016, compared to $7.2 million, or $0.18 per diluted share during the third quarter of 2015. A reconciliation between GAAP net income and pro forma net income is included in the accompanying financial data.

2016 Outlook

Based on current information, the Company is updating its guidance for the fiscal year 2016.

The Company expects 2016 pro forma diluted net income per share ranging from $0.67 to $0.68. This compares to pro forma diluted net income per share of $0.71 in 2015. Pro forma net income guidance for fiscal year 2016 is based, in part, on the following updated annual assumptions:

•	System-wide comparable restaurant sales growth of approximately 1.0%;
•	The opening of 17-18 new company-owned restaurants and 11-12 new franchised restaurants;
•	Restaurant contribution margin of 20.6% to 20.8%;
•	G&A expenses of between 8.8% and 9.0% of total revenue, or, excluding legal expenses related to securities class action litigation, between 8.0% and 8.2% of total revenue;
•	Pro forma income tax rate of 40.0%; and
•	Adjusted EBITDA of between $66.0 and $67.0 million.

The following definitions apply to these terms as used in this release:

Comparable restaurant sales reflect the change in year-over-year sales for the comparable company, franchised and total system restaurant base. The comparable restaurant base is defined to include those restaurants open for 15 months or longer. At September 28, 2016, there were 170 restaurants in our comparable company-operated restaurant base and 410 restaurants in our comparable system restaurant base.

Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of net company-operated restaurant revenue. See also “Non-GAAP Financial Measures.”

EBITDA and adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income before interest expense, provision for income taxes, depreciation, and amortization, and adjusted EBITDA represents EBITDA before items that we do not consider representative of our ongoing operating performance, as identified in the GAAP reconciliation in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Pro forma net income is neither required by, nor presented in accordance with, GAAP. Pro forma net income reflects (i) costs related to loss on disposal of assets and asset impairment and closed store costs, (ii) amortization expense and other estimate adjustments incurred on the Tax Receivable Agreement (“TRA”) completed at the time of our IPO, (iii) legal costs associated with a securities class action lawsuit, (iv) expenses and gains on the recovery of insurance proceeds for the reimbursement of property and equipment, and expenses related to a fire at one of our restaurants in 2015, (v) professional fees incurred as a result of the block trade of 5.96 million common shares in the second quarter of 2015, (vi) gain on the disposition of restaurants, and (vii) provision for income taxes at a normalized tax rate of 40.0%, which reflects our estimated long-term effective tax rate, including both federal and state income taxes. See the GAAP reconciliation in the accompanying financial data and “Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call to discuss financial results for the third quarter of 2016 today at 5:00 PM Eastern Time. Steve Sather, President and Chief Executive Officer, Larry Roberts, Chief Financial Officer, and Ed Valle, Chief Marketing Officer will host the call.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 13645671. The replay will be available until Thursday, November 17, 2016. The conference call will also be webcast live from the Company’s corporate website at investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About El Pollo Loco

El Pollo Loco (Nasdaq:LOCO) is the nation’s leading fire-grilled chicken restaurant chain renowned for its masterfully citrus-marinated, fire-grilled chicken and handcrafted entrees using fresh ingredients inspired by Mexican recipes. With more than 445 company-owned and franchised restaurants in Arizona, California, Nevada, Texas and Utah, El Pollo Loco is expanding its presence in key markets like Houston and Dallas through a combination of company and franchisee development. Visit us on our website at ElPolloLoco.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our annual report on Form 10-K for the year ended December 30, 2015, file number 001-36556, including the sections thereof captioned “Forward-Looking Statements” and “Risk Factors,” as those sections may be updated in our quarterly reports on Form 10-Q. Those and other filings are available online at www.sec.gov, at www.elpolloloco.com or upon request from El Pollo Loco.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including those indicated above. These measures are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used in this press release may be different from the measures used by other companies.

Investor Contact:

Fitzhugh Taylor, ICR

fitzhugh.taylor@icrinc.com

714-599-5200

Media Contact:

Christine Beggan, ICR

loco@icrinc.com

203-682-8200

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share data)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	September 28, 2016		September 30, 2015		September 28, 2016		September 30, 2015
	$	%	$	%	$	%	$	%

Revenue:

Restaurant revenue	$89,738	93.7%	$82,986	93.4%	$268,984	93.5%	$251,295	93.5%

Franchise revenue	6,078	6.3%	5,884	6.6%	18,660	6.5%	17,456	6.5%

Total revenue	95,816	100.0%	88,870	100.0%	287,644	100.0%	268,751	100.0%

Costs of operations:

Food and paper cost (1)	26,960	30.0%	26,371	31.8%	80,760	30.0%	80,549	32.1%

Labor and related expenses (1)	24,455	27.3%	20,822	25.1%	73,323	27.3%	63,493	25.3%

Occupancy and other operating expenses (1)	20,071	22.4%	18,207	21.9%	58,401	21.7%	52,732	21.0%

Gain on recovery of insurance proceeds	(502)	-0.6%	-	-	(502)	-0.2%	-	-

Company restaurant expenses (1)	70,984	79.1%	65,400	78.8%	211,982	78.8%	196,774	78.3%

General and administrative expenses	8,252	8.6%	6,316	7.1%	25,776	9.0%	20,206	7.5%

Franchise expenses	797	0.8%	925	1.0%	2,960	1.0%	2,620	1.0%

Depreciation and amortization	4,074	4.3%	3,278	3.7%	11,796	4.1%	9,624	3.6%

Loss on disposal of assets	58	0.1%	261	0.3%	524	0.2%	427	0.2%

Expenses related to fire loss	-	-	-	-	48	-	-	-

Loss (gain) on recovery of insurance proceeds	148	0.2%	-	-	(741)	-0.3%	-	-

Asset impairment and closed-store reserves	2,490	2.6%	163	0.2%	2,624	0.9%	24	-

Total expenses	86,803	90.6%	76,343	85.9%	254,969	88.6%	229,675	85.5%

Gain on disposition of restaurants	(5)	-	-	-	28	-	-	-

Income from operations	9,008	9.4%	12,527	14.1%	32,703	11.4%	39,076	14.5%

Interest expense, net	785	0.8%	810	0.9%	2,441	0.8%	3,035	1.1%

Expenses related to selling shareholders	-	-	-	-	-	-	50	-

Income tax receivable agreement (income) expense	182	0.2%	546	0.6%	411	0.1%	1,022	0.4%

Income before provision for income taxes	8,041	8.4%	11,171	12.6%	29,851	10.4%	34,969	13.0%

Provision for income taxes	2,830	3.0%	6,505	7.3%	11,930	4.1%	16,281	6.1%

Net Income	$5,211	5.4%	$4,666	5.3%	$17,921	6.2%	$18,688	7.0%

Net income per share:

Basic	$0.14		$0.12		$0.47		$0.49

Diluted	$0.13		$0.12		$0.46		$0.48

Weighted average shares used in computing net income per share:

Basic	38,415,189		38,275,317		38,331,400		37,837,610

Diluted	39,083,577		39,107,241		39,020,127		39,044,388

(1)	As a percentage of restaurant revenue.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED SELECTED BALANCE SHEETS AND SELECTED OPERATING DATA

(dollar amounts in thousands)

	As of

	September 28, 2016	December 30, 2015

Balance Sheet Data:

Cash and cash equivalents	$6,529	$6,101

Total assets	467,213	461,028

Total debt	107,506	123,638

Total liabilities	203,268	216,395

Total stockholders’ equity	263,945	244,633

	Thirty-Nine Weeks Ended

	September 28, 2016	September 30, 2015
Selected Operating Data:

Company-owned restaurants at end of period	193	175

Franchise restaurants at end of period	253	245

Company-owned:

Comparable restaurant sales	0.9%	1.0%

Units in the comparable base	170	160

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(dollar amounts in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2016	September 30, 2015	September 28, 2016	September 30, 2015

Adjusted EBITDA:

Net income, as reported	$5,211	$4,666	$17,921	$18,688

Provision for income taxes	2,830	6,505	11,930	16,281

Interest expense, net	785	810	2,441	3,035

Depreciation and amortization	4,074	3,278	11,796	9,624

EBITDA	12,900	15,259	44,088	47,628

Stock-based compensation expense	105	165	244	608

Loss on disposal of assets	58	261	524	427

Expenses related to fire loss	-	-	48	-

Loss (gain) on recovery of insurance proceeds	148	-	(741)	-

Asset impairment and closed-store reserves	2,490	163	2,624	24

Pre-opening costs	918	252	1,775	471

Loss (gain) on disposition of restaurants	5	-	(28)	-

Expenses related to selling shareholders	-	-	-	50

Income tax receivable agreement expense	182	546	411	1,022

Securities class action legal expense	519	-	2,327	-

Adjusted EBITDA	$17,325	$16,646	$51,272	$50,230

UNAUDITED RECONCILIATION OF NET INCOME TO PRO FORMA NET INCOME

(dollar amounts in thousands, except share data)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	September 28, 2016		September 30, 2015		September 28, 2016		September 30, 2015

Pro forma net income:

Net income, as reported		$5,211		$4,666		$17,921		$18,688

Provision for taxes, as reported		2,830		6,505		11,930		16,281

Loss (gain) on disposition of restaurants		5	-			(28)	-

Income tax receivable agreement expense		182		546		411		1,022

Expenses related to selling shareholders	-		-		-			50

Loss on disposal of assets		58		261		524		427

Expenses related to fire loss	-		-			48	-

Loss (gain) on recovery of insurance proceeds		148	-			(741)	-

Asset impairment and closed-store reserves		2,490		163		2,624		24

Securities class action legal expense		519	-			2,327	-

Provision for income taxes		(4,577)		(4,978)		(14,006)		(14,962)

Pro forma net income		$6,866		$7,163		21,010		21,530

Pro forma weighted-average share and per share data:

Pro forma net income per share

Basic		$0.18		$0.19		$0.55		$0.57

Diluted		$0.18		$0.18		$0.54		$0.55

Weighted-average shares used in computing pro forma net income per share

Basic		38,415,189		38,275,317		38,331,400		37,837,610

Diluted		39,083,577		39,107,241		39,020,127		39,044,388